FingerMotion Entering into Arrangements to
Facilitate Widespread Use of Charging Terminals for
Subscribers of the Da Ge App

SINGAPORE, April 17, 2024 -- FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, today announces that through its contractually controlled entity, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) it is entering into arrangements with certain electric vehicle (“EV”) charging station providers in the PRC to allow EV owners who have subscribed to the Da Ge app to locate and charge their vehicles, which is expected to significantly expand Da Ge’s usage.

As per the arrangements, to be formed with Jiangsu YKC and Shanghai Anyo Charging Technology Co., Ltd, a SAIC Group-owned service provider operating over 400,000 charging terminals for electric vehicles, the Da Ge app will integrate with both Jiangsu YKC and Anyo Charging’s app, thus allowing electric vehicle users subscribed to Da Ge to access direct connections at these terminals.

These agreements are anticipated to provide Da Ge access to the growing Chinese EV market, including the15 million new total electric vehicles in 2023 according to the data published by the PRC Ministry of Public Security, with the subscriber figures projected to continue to ramp up in 2024 and 2025.

Da Ge, launched by FingerMotion in January 2024, connects subscribers with independent service stations providing car washing, fine car detailing, paint protective films, color changing, and maintenance. The app has thus far generated 650,000 active subscribers, with a majority of these located in first and second tier cities throughout China. Da Ge has to date onboarded 20,000 car care service stations and anticipates a strong growth in this figure by the end of this year.

“We are excited to collaborate with both Jiangsu YKC and Anyo Charging and believe this will be a very positive mutually beneficial arrangement,” said FingerMotion CEO Martin Shen. “This is a big step in further monetizing our Da Ge app and giving our subscribers a product that really facilitates the use of electric charging stations in major cities across China.”

“Future Da Ge product offerings may include the Company’s Top Up and Recharge service, car accessories, and possibly health and auto insurance, which could double our total subscriber numbers by FY 2026,” stated Mr. Shen.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor

New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

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